As filed with the Securities and Exchange Commission January 22, 2004

File No.  333-112155

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Amendment No. 1 to

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RTG VENTURES, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	59-3666743
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Berkeley House
Berkeley Square
London W1J 6BD, England

(Address of principal executive office, including zip code)

AGREEMENT WITH ANDREW GREYSTOKE

(Full Title of the Plan)

BARRINGTON J. FLUDGATE

185 Madison Ave., 10th Floor
New York, NY 10016

(646) 335-8998

(Name, address, including zip code, telephone number, including area code, of agent for service)

with a copy to:

RAICE PAYKIN & KRIEG LLP

185 Madison Avenue, 10 th Floor

New York, New York 10016

David C. Thomas, Esq.

(212) 725-4601

The registrant amends this registration statement to substitute the Exhibit 23 filed herewith for Exhibit 23 as originally filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on January 19, 2004.

RTG Ventuires, Inc.

/s/ Linda Perry

By Barrington J. Fludgate, attorney-in-fact

Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date
/s/ Linda Perry	Chief Executive Officer and Director	January 22, 2004
Linda Perry by Barrington J. Fludgate, attorney-in-fact
/s/ Barrington J. Fludgate	Chief Financial Officer and Director	January 22, 2004
Barrington J. Fludgate

Exhibit Index

Exhibit

No.

Description

(1.1)

Articles of Incorporation of the Company filed with the Florida Secretary of State (incorporated by reference to Exhibit 3.(I) to the Company's Registration Statement on Form SB-2, filed with the Commission on March 27, 2002)

(1.2)

Articles of Amendment of Articles of Incorporation of the Company filed with the Florida Secretary of State (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-8, filed with the Commission on July 29, 2003)

(1.3)

By-Laws of the Company (incorporated by reference to Exhibit 3.(II) to the Company's Registration Statement on Form SB-2, filed with the Commission on March 27, 2002

(5.1)       Legal opinion of Raice Paykin & Krieg LLP*

(23.1)     Consent of Raice Paykin & Krieg LLP (contained in Exhibit 5.1)

(23.2)      Consent of Goldstein & Morris CPA's, PC.

(24.1)      Powers of Attorney (included on the signature page to this registration statement)*

(0.1)

Agreement with Andrew Greystoke*

*Previously filed